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                                   EXHIBIT 11

                        Golden West Financial Corporation
        Statement of Computation of Basic and Diluted Earnings Per Share
                 (Dollars in thousands except per share figures)


                                                                 Three Months Ended            Nine Months Ended
                                                                    September 30                  September 30
                                                             ---------------------------   ---------------------------
                                                                1999           1998           1999           1998
                                                             ------------   ------------   ------------   ------------

Earnings Before Extraordinary Item                           $   118,071    $   108,021    $   360,826    $   335,052
Extraordinary Item, Net of Tax                                       -0-         (4,801)           -0-        (12,511)
                                                             ------------   ------------   ------------   ------------
Net Earnings                                                 $   118,071    $   103,220    $   360,826    $   322,541
                                                             ============   ============   ============   ============

Weighted Average Shares                                       54,698,032     57,562,090     55,715,591     57,343,932
    Add:  Options outstanding at period end                    2,075,650      1,836,505      2,075,650      1,836,505
    Less: Shares assumed purchased back with
          proceeds of options exercised                        1,610,622      1,215,753      1,614,901      1,183,361
                                                             ------------   ------------   ------------   ------------
Diluted Average Shares Outstanding                            55,163,060     58,182,842     56,176,340     57,997,076
                                                             ============   ============   ============   ============

Basic Earnings Per Share Calculation:
  Basic Earnings Per Share Before Extraordinary Item          $     2.16    $      1.87    $      6.48     $     5.84
  Extraordinary Item, Net of Tax                                    0.00           (.08)          0.00           (.22)
                                                             ------------   ------------   ------------   ------------
  Basic Earnings Per Share                                    $     2.16    $      1.79    $      6.48     $     5.62
                                                             ============   ============   ============   ============

Diluted Earnings Per Share Calculation:
  Diluted Earnings Per Share Before Extraordinary Item        $     2.14    $      1.85    $      6.42     $     5.78
  Extraordinary Item, Net of Tax                                    0.00           (.08)          0.00           (.22)
                                                             ------------   ------------   ------------   ------------
  Diluted Earnings Per Share                                  $     2.14    $      1.77    $      6.42     $     5.56
                                                             ============   ============   ============   ============

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